     As filed with the Securities and Exchange Commission on June 1, 2000
                                                      Registration No. 333-_____

================================================================================

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                               ----------------------

                                      FORM S-8
                               REGISTRATION STATEMENT
                                      UNDER
                             THE SECURITIES ACT OF 1933

                               ----------------------

                                   QRS CORPORATION
               (Exact name of registrant as specified in its charter)

                 DELAWARE                               68-0102251
      (State or other jurisdiction          (IRS Employer Identification No.)
      of incorporation or organization)

                               1400 MARINA WAY SOUTH
                             RICHMOND, CALIFORNIA 94804
                  (Address of principal executive offices) (Zip Code)

                               ----------------------

                                  QRS CORPORATION
                       1993 STOCK OPTION/STOCK ISSUANCE  PLAN
                        SPECIAL NON-OFFICER STOCK OPTION PLAN
                             (Full title of the Plans)

                               ----------------------

                                   JOHN S. SIMON
                             CHIEF EXECUTIVE OFFICER
                                  QRS CORPORATION
                              1400 MARINA WAY SOUTH
                           RICHMOND, CALIFORNIA 94804
                    (Name and address of agent for service)
                                 (510) 215-5000
        (Telephone number, including area code, of agent for service)

                               ----------------------



                           CALCULATION OF REGISTRATION FEE

===================================================================================================================================

                                       Amount to be      Proposed Maximum              Proposed Maximum                Amount of
Title of Securities to be Registered   Registered(1)  Offering Price per Share (2)   Aggregate Offering Price (2)  Registration Fee
------------------------------------   -------------- ----------------------------   ----------------------------  ----------------

QRS CORPORATION 1993 STOCK
OPTION/STOCK ISSUANCE PLAN
Common Stock, $0.001 par value         800,000 shares           $26.00                  $20,800,000                 $5,491.20


SPECIAL NON-OFFICER STOCK
OPTION PLAN                            225,000 shares           $26.00                  $ 5,850,000                 $1,544.40
                                                                                                                    ---------
                                                                                     Aggregate Registration Fee     $7,035.60

(1) This Registration Statement shall also cover any additional shares of the Registrant's Common Stock which become issuable under the Registrant's 1993 Stock Option/Stock Issuance Plan or Special Non-Officer Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on May 31, 2000 as reported by the Nasdaq National Market.

                                         PART II

                      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         QRS Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

(a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the Commission on March 29, 2000;

(b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000 filed with the Commission on May 15, 2000.

(c) The Registrant's Current Reports on Form 8-K filed with the Commission on (i) January 28, 2000, and amended on March 27, 2000, and (ii) March 24, 2000, and amended on May 23, 2000, respectively; and

(d) The Registrant's Registration Statement No. 000-21958 on Form 8-A, filed with the SEC on June 18, 1993 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act") in which the terms, rights and provisions applicable to the Registrant's Common Stock are described.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his or her duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

         In accordance with the Delaware Law, the Registrant's certificate of incorporation limits the liability of its directors to the maximum extent permitted by law. Under Delaware law, the Registrant's directors will not be personally liable for monetary damages, except for liability relating to (i) any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any unlawful payment of dividends or unlawful stock purchases or redemptions, as provided in Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which a director derived an improper personal benefit.

         The Registrant's Bylaws provide that the Registrant shall indemnify its directors and may indemnify its other officers and employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of the indemnified parties. The Registrant's Bylaws also permit it to obtain insurance on behalf of any officer, director, employee of other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws have the power to indemnify him or her under the General Corporation Law of Delaware. The Registrant currently has obtained such insurance on behalf of its directors and officers.

         The Registrant has entered into agreements to indemnify its directors and executive officers, in addition to the indemnification to which they are entitled under the Registrant's Bylaws. These agreements, among other things, indemnify the Registrant's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant arising out of such person's services as a director or executive officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits
         --------


EXHIBIT NUMBER      EXHIBIT
--------------      -------


      4             Instruments Defining Rights of Stockholders. Reference is
                    made to Registrant's Registration Statement No. 000-21958
                    on Form 8-A, as amended, together with the exhibits
                    thereto, which is incorporated herein by reference
                    pursuant to Item 3(d) of this Registration Statement.
      5             Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1           Consent of Deloitte & Touche LLP.
     23.2           Consent of Goldstein Golub Kessler LLP.
     23.3           Consent of Ernst & Young LLP.
     23.4           Consent of PricewaterhouseCoopers LLP.
     23.5           Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
     99.1           QRS Corporation 1993 Stock Option/Stock Issuance Plan (as
                    amended and restated through March 22, 2000).
     99.2           QRS Corporation Special Non-Officer Stock Option
                    Plan (as amended and restated through May 31, 2000).
     99.3**         Form of Notice of Grant of Stock Option
     99.4**         Form of Stock Option Agreement
     99.5*          Form of Addendum to Stock Option Agreement (Change in Control).
     99.6*          Form of Addendum to Stock Option Agreement (Financial Assistance).
     99.7*          Form of Addendum to Stock Option Agreement (Limited Stock Appreciation Right).
     99.8*          Form of Addendum to Stock Option Agreement (Special Tax Elections).


                                       II-2


     99.9*          Form of Notice of Grant of Stock Option Agreement (Non-Employee Director - Initial Grant).

     99.10*         Form of Notice of Grant of Stock Option Agreement (Non-Employee Director - Subsequent Grant).
     99.11**        Form of Stock Option Agreement (Non-Employee Director).
     99.12*         Form of Stock Issuance Agreement.
     99.13*         Form of Addendum to Stock Issuance Agreement.

                    * Exhibits 99.5 through 99.10, 99.12 and 99.13 are incorporated herein by reference to Exhibits 99.3 through 99.9, 99.11 and 99.12, respectively, of Registrants' Registration Statement No. 33-74734 on Form S-8 which was filed with the SEC on February 2, 1994.

                    ** Exhibits 99.3, 99.4 and 99.11 are incorporated herein by reference to Exhibits 99.6, 99.7 and 99.14, respectively, of Registrant's Registration Statement No. 33-66837 on Form S-8 which was filed with the SEC on November 5, 1998.


Item 9.  Undertakings
         ------------

                    A.      The undersigned Registrant hereby undertakes:
(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, as amended (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the QRS Corporation 1993 Stock Option/Stock Issuance Plan (as assumed by Registrant).

                    B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of California on this 31st day of May, 2000.

                                      QRS CORPORATION

By:      /s/ John S. Simon
   ----------------------------
                                            John S. Simon
                                            Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of QRS Corporation, a Delaware corporation, do hereby constitute and appoint John S. Simon, Chief Executive Officer and Shawn M. O'Connor, President, Chief Operating Officer and Interim Chief Financial Officer and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


             SIGNATURE                                TITLE                              DATE
-------------------------------   ------------------------------------------------   --------------


/s/ John S. Simon                 Chief Executive Officer and Director (Principal     May 31, 2000
-------------------------------   Executive Officer)
John S. Simon

/s/ Shawn M. O'Connor             President, Chief Operating Officer and Interim      May 31, 2000
-------------------------------   Chief Financial Officer (Principal Financial and
Shawn M. O'Connor                 Accounting Officer)


                                       II-4



             SIGNATURE                                TITLE                              DATE
-------------------------------   ------------------------------------------------   --------------

/s/ Peter R. Johnson              Chairman of the Board of Directors                  May 31, 2000
-------------------------------
Peter R. Johnson

/s/ Tania Amochaev                Director                                            May 31, 2000
-------------------------------
Tania Amochaev

/s/ Steven D. Brooks              Director                                            May 31, 2000
-------------------------------
Steven D. Brooks

/s/ David A. Cole                 Director                                            May 31, 2000
-------------------------------
David A. Cole

/s/ John P. Dougall               Director                                            May 31, 2000
-------------------------------
John P. Dougall

/s/ Philip Schlein                Director                                            May 31, 2000
-------------------------------
Philip Schlein

/s/ Garen K. Staglin              Director                                            May 31, 2000
-------------------------------
Garen K. Staglin

/s/ Garth Saloner                 Director                                            May 31, 2000
-------------------------------
Garth Saloner


                               SECURITIES AND EXCHANGE COMMISSION

                                     WASHINGTON, D.C.   20549


                                           EXHIBITS

                                              TO

                                           FORM S-8

                                            UNDER

                                     SECURITIES ACT OF 1933


                                        QRS CORPORATION

                                          EXHIBIT INDEX


EXHIBIT NUMBER      EXHIBIT
--------------      -------


      4             Instruments Defining Rights of Stockholders. Reference is
                    made to Registrant's Registration Statement No. 000-21958
                    on Form 8-A, as amended, together with the exhibits
                    thereto, which is incorporated herein by reference
                    pursuant to Item 3(d) of this Registration Statement. .
      5             Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1           Consent of Deloitte & Touche LLP.
     23.2           Consent of Goldstein Golub Kessler LLP.
     23.3           Consent of Ernst & Young LLP.
     23.4           Consent of PricewaterhouseCoopers  LLP.
     23.5           Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
     99.1           QRS Corporation 1993 Stock Option/Stock Issuance Plan (as
                    amended and restated through March 22, 2000).
     99.2           QRS Corporation Special Non-Officer Stock Option
                    Plan (as amended and restated through May 31, 2000).
     99.3**         Form of Notice of Grant of Stock Option
     99.4**         Form of Stock Option Agreement
     99.5*          Form of Addendum to Stock Option Agreement (Change in Control).
     99.6*          Form of Addendum to Stock Option Agreement (Financial Assistance).
     99.7*          Form of Addendum to Stock Option Agreement (Limited Stock Appreciation Right).
     99.8*          Form of Addendum to Stock Option Agreement (Special Tax Elections).
     99.9*          Form of Notice of Grant of Stock Option Agreement (Non-Employee Director - Initial Grant).
     99.10*         Form of Notice of Grant of Stock Option Agreement (Non-Employee Director - Subsequent Grant).
     99.11**        Form of Stock Option Agreement (Non-Employee Director).
     99.12*         Form of Stock Issuance Agreement.
     99.13*         Form of Addendum to Stock Issuance Agreement.


                    * Exhibits 99.5 through 99.10, 99.12 and 99.13 are incorporated herein by reference to Exhibits 99.3 through 99.9, 99.11 and 99.12, respectively, of Registrants' Registration Statement No. 33-74734 on Form S-8 which was filed with the SEC on February 2, 1994.

                    ** Exhibits 99.3, 99.4 and 99.11 are incorporated herein by reference to Exhibits 99.6, 99.7 and 99.14, respectively, of Registrant's Registration Statement No. 33-66837 on Form S-8 which was filed with the SEC on November 5, 1998.